Exhibit 99.3

Unaudited Pro Forma Condensed

Combined Consolidated Financial Statements

As previously reported, on October 25, 2007, Cognos Incorporated (“Cognos”) acquired Applix, Inc. (“Applix”), a publicly listed Massachusetts corporation headquartered in Westborough, Massachusetts, pursuant to an Agreement and Plan of Merger, dated as of September 4, 2007, by and among Cognos, Applix, and Dimension Acquisition Corporation, a Massachusetts corporation and a indirect wholly owned subsidiary of Cognos. The Company funded the merger through its available cash resources.

The following unaudited pro forma condensed combined consolidated balance sheet as of August 31, 2007 and the unaudited pro forma condensed combined consolidated income statements for the six months ended August 31, 2007 and the year ended February 28, 2007 are based on the historical financial statements of Cognos and Applix after giving effect to the merger, effective as of October 25, 2007, as a purchase of Applix by Cognos using the purchase method of accounting, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined consolidated balance sheet as of August 31, 2007 is presented to give effect to the merger as if it combines the historical balance sheets of Cognos and Applix at August 31, 2007. The unaudited pro forma condensed combined consolidated income statements of Cognos and Applix for the six months ended August 31, 2007 and the year ended February 28, 2007 are presented as if the merger had occurred on March 1, 2006.

Under the purchase method of accounting the total preliminary purchase price as described in Note 2 to these unaudited pro forma condensed combined consolidated financial statements was allocated to the net tangible and intangible assets of Applix acquired in connection with the merger based on their fair values as of the completion of the merger. The estimated fair values are based on management’s best estimates. Management’s estimates and assumptions are subject to change upon the finalization of the valuation and may be adjusted in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. The purchase price allocation is not finalized.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the accompanying notes of Cognos included in Cognos Incorporated Annual Report on Form 10-K for the year ended February 28, 2007 and quarterly reports filed on Form 10-Q for the three months ended May 31, 2007 and the three and six months ended August 31, 2007 and with the historical consolidated financial statements and the accompanying notes of Applix for the year ended December 31, 2006, a copy of which is attached as Exhibit 99.1 to this Form 8-K/A. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Cognos that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Cognos. The unaudited pro forma condensed combined consolidated financial statements do not reflect any operating efficiencies and cost savings that Cognos may achieve with respect to the combined companies.

Cognos’ fiscal period ends the last day of February, whereas Applix’s fiscal period ends December 31st. Cognos’ fiscal period is used for the presentation of unaudited pro forma combined financial statements in accordance with United States Securities and Exchange Commission Regulation S-X (“Regulation S-X”). As permitted by Regulation S-X, the unaudited combined condensed pro forma statement of operations for the year ended February 28, 2007 has been prepared by combining Cognos’ consolidated statement of income for the fiscal year ended February 28, 2007 with the statement of income of Applix for the year ended December 31, 2006. Similarly, the unaudited combined condensed pro forma statement of operations for the six months ended August 31, 2007 has been prepared by combining Cognos’ unaudited consolidated statement of income for the six months ended August 31, 2007 with the unaudited consolidated statement of income of Applix for the six months ended June 30, 2007, a copy of which is attached as Exhibit 99.2 to this Form 8-K/A. The unaudited combined condensed pro forma balance sheet as at August 31, 2007 has been prepared by combining Cognos’ unaudited consolidated balance sheet as at August 31, 2007 with Applix’s unaudited consolidated balance sheet as at June 30, 2007.

UNAUDITED COMBINED CONDENSED PRO FORMA BALANCE SHEETS OF COGNOS INCORPORATED

as at August 31, 2007

(US$000s, U.S. GAAP)

	Cognos 31-Aug-07	Applix 30-Jun-07	Pro Forma Adjustments		Combined Pro Forma
Assets
Cash and cash equivalents and short term investments	$439,417	$38,537	$(330,359)	(a)	$147,595
Accounts receivable	158,920	12,363	242	(e)	171,525
Fixed assets, net	79,615	1,316	(306)	(e)	80,625
Intangible assets, net	14,362	5,030	67,900	(f)
			(5,030)	(e)	82,262
Other assets	41,202	2,728	(303)	(e)	43,627
Income taxes receivable and deferred taxes	31,256	1,658	15,615	(h)	48,529
Goodwill	226,455	13,418	257,544	(j)
			(13,418)	(e)	483,999

	$991,227	$ 75,050	$(8,115)		$1,058,162

Liabilities
Accounts payable and accrued charges	$136,808	$ 16,386	$ 380	(e)
			5,943	(c)
			3,810	(d)	$ 163,327
Deferred revenue	238,473	15,348	(7,836)	(e)	245,985
Taxes payable and Deferred taxes	69,100		27,444	(g)	96,544

Stockholders’ Equity
Capital stock	489,518	66,422	5,460	(b)
			(66,422)	(i)	494,978
Retained earnings	50,496	(21,796)	21,796	(i)	50,496
Accumulated other comprehensive income	6,832	(1,310)	1,310	(i)	6,832

	$991,227	$ 75,050	$(8,115)		$1,058,162

The Combined Condensed Pro forma Financial Statements are prepared on the basis set out in the accompanying notes.

UNAUDITED COMBINED CONDENSED PRO FORMA INCOME STATEMENT OF COGNOS INCORPORATED

for the year ended February 28, 2007

(US$000s, U.S. GAAP)

	Cognos For the Y/E 28-Feb-07	Applix For the Y/E 31-Dec-06	Pro Forma Adjustments		Combined Pro Forma
Revenue	$ 979,264	$52,173	$(7,593)	(k)	$1,023,844
Cost of revenue	(214,480)	(5,446)	$(9,020)	(l)
			200	(m)	(228,746)
Operating expenses	(646,768)	(41,455)	(2,788)	(l)
			466	(m)	(690,545)
Interest and other income, net	24,903	789	(16,630)	(n)	9,062
Income tax provision	(27,222)	3,270	12,659	(o)	(11,293)

Net income	$ 115,697	$9,331	$(22,706)		$ 102,322

Net income per share
Basic	$1.29	$0.61			$1.14

Diluted	$1.28	$0.55			$1.13

Weighted average number of shares (000s)
Basic	89,674	15,348	0		89,674

Diluted	90,563	16,986	348		90,911

The Combined Condensed Pro forma Financial Statements are prepared on the basis set out in the accompanying notes.

UNAUDITED COMBINED CONDENSED PRO FORMA INCOME STATEMENT OF COGNOS INCORPORATED

For the six-month period ended August 31, 2007

(US$000s, U.S. GAAP)

	Cognos For the 6 months 31-Aug-07	Applix For the 6 months 30-Jun-07	Pro Forma Adjustments		Combined Pro Forma
Revenue	$ 489,021	$ 31,335			$ 520,356
Cost of revenue	(106,652)	(3,655)	$(4,510)	(l)
			185	(m)	(114,632)
Operating expenses	(334,557)	(23,698)	(1,394)	(l)
			262	(m)	(359,387)
Interest and other income, net	14,475	743	(8,315)	(n)	6,903
Income tax provision	(13,356)	(1,837)	5,022	(o)	(10,171)

Net income	$ 48,931	$ 2,888	$(8,750)		$ 43,069

Net income per share
Basic	$0.56	$0.19			$0.49

Diluted	$0.55	$0.16			$0.49

Weighted average number of shares (000s)
Basic	87,527	15,609	0		87,527

Diluted	88,180	18,155	348		88,528

The Combined Condensed Pro forma Financial Statements are prepared on the basis set out in the accompanying notes.

NOTES TO UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On September 4, 2007, Cognos Incorporated, a Canadian corporation (“Cognos”), Applix, Inc., a Massachusetts corporation (“Applix”) and Dimension Acquisition Corp. (“Dimension”), a Massachusetts corporation and indirect wholly-owned subsidiary of Cognos entered into an Agreement and Plan of Merger, which resulted in Applix merging with and into Dimension on October 25, 2007 in a transaction to be accounted for using the purchase method.

The unaudited combined condensed pro forma statements of income for the periods ended February 28, 2007, and August 31, 2007 give effect to the acquisition as if it occurred March 1, 2006. The unaudited combined condensed pro forma balance sheet as at August 31, 2007 gives effect to the acquisition as if it occurred as at August 31, 2007. Results for Applix include the revenues and expenses of Temtec, which was acquired by Applix in the second quarter of their fiscal 2006, from the acquisition date. Pro Forma results do not adjust for results from Temtec prior to acquisition, and therefore might not be comparable.

The unaudited combined condensed pro forma financial statements have been derived from, and should be read in conjunction with the historical consolidated financial statements, including notes thereto of each of Cognos and Applix. Cognos’ consolidated financial statements are included in Cognos’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in Cognos’ 6-K furnished with the SEC. Applix’s consolidated financial statements are included in Applix’s Annual Report on Form 10-K and Quarterly Reports on 10-Q filed with the SEC.

The unaudited combined condensed pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be attained in the future.

2. Pro forma adjustments and assumptions

The pro forma adjustments reflected in the unaudited combined condensed pro forma financial statements represent estimated values and amounts based on available information and do not reflect cost savings and synergies that management believes would have resulted had the acquisition been completed as of the dates indicated above. The allocation of the purchase price to the assets acquired and the liabilities assumed is preliminary and has not yet been completed. The actual adjustments that will result from the acquisition may differ materially from the adjustments presented in this Form 8-K/A.

The unaudited combined condensed pro forma balance sheet reflects the acquisition using the purchase method as at August 31, 2007. Subject to the results of operations, and changes in net assets through to October 25, 2007, the preliminary allocation of purchase price is as follows ($000s):

Assets acquired:
Cash and short term investments	$ 38,550
Accounts receivable	13,620
Other current assets	2,805
Fixed assets	1,027
Intangible assets	67,900
Deferred tax assets	17,766
Goodwill	259,102

400,770
Liabilities assumed:
Accounts payable and other liabilities	22,568
Deferred revenue	7,116
Deferred tax liability	29,324

59,008

Total purchase price consideration including shares	$341,762

Pro forma adjustments to the balance sheet:

a.	To adjust for the cash paid to the selling shareholders of Applix

b.	To adjust for the fair value of options assumed by Cognos on the purchase of Applix

c.	To adjust for the accrual of estimated direct costs of the acquisition

d.	To adjust for the restructuring accrual, including severance and lease termination costs, relating to actions taken by Cognos on assuming control of Applix

e.	To adjust book value of Applix assets and liabilities to fair value

f.	To adjust for identified intangible assets acquired by Cognos. Balance includes Technology of $45,600 and Customer Relationships of $22,300, with estimated lives of 5 years and 8 years respectively

g.	To adjust for deferred tax liability resulting from recognition of identified intangible assets

h.	To adjust for estimated deferred tax assets arising from the purchase

i.	To eliminate shareholder’s equity of Applix

j.	To adjust for excess of purchase price over fair value of assets and liabilities identified – goodwill

Pro forma adjustments to the statements of operations:

k.	To adjust for deferred revenue write-down to fair value on acquisition

l.

To adjust for amortization on identified intangible assets acquired by Cognos. All intangible assets identified in (f) are subject to amortized on a straight line basis over their useful lives of 5 to 8 years.

m.	To adjust for elimination of amortization expense associated with Applix’s intangible assets prior to acquisition by Cognos. Cognos intangible asset amortization is included in adjustment (l)

n.	To adjust interest income for cash consideration paid

o.	Tax effect of the pro forma adjustments using statutory tax rates

3. Financial Statement Classification

For pro forma purposes, certain of Applix’s balances have been reclassified in order to conform to our financial statement presentation. This reclassification was necessary to facilitate the pro forma combination of our financial information with Applix’s.

4. Pro Forma Earnings Per Share

The weighted average number of shares used to calculate the pro forma diluted earnings per share has been adjusted for the options assumed on acquisition. The dilutive impact of the options that were “in-the-money” have an immaterial impact on the pro forma earnings per share calculation.